As filed with the Securities and Exchange Commission on August 13, 1999

                                              Registration No. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                               DRUG EMPORIUM, INC.
                               -------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                                       31-1064888
        --------------                                 ----------------
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                            155 Hidden Ravines Drive
                               Powell, Ohio 43065
              -----------------------------------------------------
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

                  Drug Emporium, Inc. 1999 Stock Incentive Plan
                  ---------------------------------------------
                            (FULL TITLE OF THE PLAN)

                           David L. Kriegel, President
                               Drug Emporium, Inc.
                            155 Hidden Ravines Drive
                               Powell, Ohio 43065
                                 (740) 548-7080
-------------------------------------------------------------------------------
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                              John R. Thomas, Esq.
                    Kegler, Brown, Hill & Ritter Co., L.P.A.
                        65 East State Street, Suite 1800
                              Columbus, Ohio 43215
                                 (614) 462-5400

                                               CALCULATION OF REGISTRATION FEE
===================================================================================================================================
           TITLE OF                    AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF REGISTRATION
       SECURITIES TO BE                 TO BE             OFFERING PRICE            AGGREGATE                       FEE
          REGISTERED               REGISTERED (1)            PER SHARE           OFFERING PRICE
------------------------------- ---------------------- ---------------------- ---------------------- ------------------------------
Common Stock, par value $.10
per share (2)                    1,320,000 shares(3)         $7.50(4)             $9,900,000(4)                  $2,752.20
------------------------------- ---------------------- ---------------------- ---------------------- ------------------------------
Common Stock, par value
$.10 per share (2)                 180,000 shares(5)         $7.75(6)             $1,395,000(6)                  $  387.81
------------------------------- ---------------------- ---------------------- ---------------------- ------------------------------

Total                            1,500,000 shares                                 $11,295,000                    $3,140.01
===================================================================================================================================

(1) This Registration Statement also covers such additional number of shares of Common Stock, par value $.10 per share, and other securities of Drug Emporium, Inc. as may be offered or issued pursuant to the anti-dilution provisions of the above-referenced Drug Emporium, Inc. 1999 Stock Incentive Plan (the "Plan").

(2) Includes Series A Preferred Stock Purchase Rights to purchase shares of Series A Preferred Stock, par value $1.00 per share, of Drug Emporium, Inc. No separate consideration will be received for the Preferred Share Purchase Rights which, prior to the occurrence of certain prescribed events, are not exercisable, will be evidenced by the certificates for Common Stock and will be transferable along with and only with the Common Stock.

(3) Represents the number of shares of Common Stock available for grant under the Plan as of August 11, 1999.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933, as amended, upon the basis of the average of the high and low sales price of the Common Stock as reported on the Nasdaq National Market on August 11, 1999.

(5) Represents the number of shares of Common Stock subject to options outstanding under the Plan as of August 11, 1999.

(6) Pursuant to paragraph (h)(1) of Rule 457, the amounts are calculated based upon the weighted average exercise price of such outstanding options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by Drug Emporium, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 27, 1999;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended May 29, 1999; and

         (c) The description of the Common Stock, par value $.10 per share ("Common Stock"), of the Registrant, including the description of the Company's Series A Preferred Stock Purchase Rights, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 15, 1988 ("Form 8-A"), as amended by the Registrant's Form 8-A/A Amendment No. 1 filed with the Commission on June 30, 1998, including any amendment or report filed with the Commission for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware provides in regard to indemnification of directors and officers as follows:

         Section 145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.


                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.


                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.


                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.


                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.


                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.


                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.


                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         In accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Registrant's Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director of the Registrant to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director, except for the liability of a director for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or unlawful stock purchases or redemptions; or
(iv) any transaction for which the director derived an improper personal benefit.


         Article Ninth of the Registrant's Restated Certificate of Incorporation, as amended, provides in regard to indemnification of directors and officers as follows:


         A. The corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.


         B. The corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper.


         C. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections A. and B. of this article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.


         D. Any indemnification under sections A. and B. of this article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections A. and B. of this article. Such determination shall be made (1) by a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or
(2) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified within the past five (5) years, or (3) by the stockholders, or (4) by the court of Common Pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under section D.(1) or by independent legal counsel under section D.(2) of this article shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under section B. of this article, and within ten (10) days after receipt of such notification, such person shall have the right to petition the Court of Chancery or the court in which such action or suit was brought to review the reasonableness of such determination.


         E. No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;
(3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.


         F. Expenses, including attorneys' fees, incurred in any action, suit, or proceeding referred to in sections A. and B. of this article, may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of a written undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this article. If a majority vote of a quorum of disinterested directors so directs by resolution, said written undertaking need not be submitted to the corporation. Such a determination that a written undertaking need not be submitted to the corporation shall in no way affect the entitlement of indemnification as authorized by this article.


         G. The indemnification and advancement of expenses provided in this article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Restated Certificate or the Bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


         H. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under this section.


         I. For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


         J. For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.


         K. The indemnification and advancement of expenses provided by, or granted pursuant to, this article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


         In addition, the Registrant maintains a directors' and officers' liability insurance policy covering its directors and officers against certain losses, including liabilities under the Securities Act, incurred by such persons while acting in such capacities, to the extent such losses are not indemnified by the Registrant.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.


         Not Applicable.


ITEM 8.  EXHIBITS.

         4.1 Restated Certificate of Incorporation of Drug Emporium, Inc., as amended (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 21755).

         4.2      By-Laws of Drug Emporium, Inc., as amended.

         4.3 Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, Registration No. 21755).

         4.4 Rights Agreement, dated as of July 1, 1988, as amended and restated as of June 30, 1998, between Drug Emporium, Inc. and The Huntington National Bank. (Incorporated by reference to
                  Exhibit 4.1 to the Registrant's Form 8-A/A, Amendment No. 1 filed June 30, 1998).

         5.1 Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A. on the legality of the securities being registered.

         23.1 Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (included in Exhibit 5.1).

         23.2     Consent of Ernst & Young, LLP.

         24.1 Powers of Attorney (included on the Signature Page of this Registration Statement).

         99.1     Drug Emporium, Inc. 1999 Stock Incentive Plan.

ITEM 9.  UNDERTAKINGS.


         (a)      The undersigned Registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;


                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and


                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


                  provided, however, that paragraphs (a) (1) (i) and (a) (1)
(ii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (c) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Powell, State of Ohio on the 11th day of August, 1999.

                                         DRUG EMPORIUM, INC.

                                         By: /s/ David L. Kriegel
                                             -----------------------------------
                                             David L. Kriegel, President and
                                             Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David L. Kriegel and John R. Thomas, and each of them, with full power to act without the joinder of others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or, his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----

/s/ David L. Kriegel                        President, Chief Executive Officer          August 11, 1999
------------------------------------        and Director (Principal executive
David L. Kriegel                            officer)

/s/ Michael P. Leach                        Chief Financial Officer and  Treasurer      August 11, 1999
------------------------------------        (Principal financial and accounting
Michael P. Leach                            officer)

/s/ Donald B. Hayes                         Director                                    August 11, 1999
------------------------------------
Donald B. Hayes

/s/ John J. Havlicek                        Director                                    August 11, 1999
------------------------------------
John J. Havlicek

/s/ Robert W. McCurdy                       Director                                    August 11, 1999
------------------------------------
Robert W. McCurdy

/s/ Walter E. Sinterman                     Director                                    August 11, 1999
------------------------------------
Walter E. Sinterman

/s/ William L. Sweet, Jr.                   Director                                    August 11, 1999
------------------------------------
William L. Sweet, Jr.

/s/ Wesley C. Wright                        Director                                    August 11, 1999
------------------------------------
Wesley C. Wright

                               DRUG EMPORIUM, INC.
                            1999 STOCK INCENTIVE PLAN
                                    FORM S-8

                                  EXHIBIT INDEX


        NUMBER    DESCRIPTION OF EXHIBIT
        ------    ----------------------

         4.1 Restated Certificate of Incorporation of Drug Emporium, Inc., as amended (Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, Registration No. 21755).

         4.2      By-Laws of Drug Emporium, Inc., as amended.

         4.3 Specimen Common Stock Certificate (Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, Registration No. 21755.

         4.4 Rights Agreement, dated as of July 1, 1988, as amended and restated as of June 30, 1998, between Drug Emporium, Inc. and The Huntington National Bank. (Incorporated by reference to
                  Exhibit 4.1 to the Registrant's Form 8-A/A, Amendment No. 1 filed June 30, 1998).

         5.1 Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A. on the legality of the securities being registered.

         23.1 Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (included in Exhibit 5.1).

         23.2     Consent of Ernst & Young, LLP.

         24.1 Powers of Attorney (included on the Signature Page of this Registration Statement).

         99.1     Drug Emporium, Inc. 1999 Stock Incentive Plan.